As filed with the Securities and Exchange Commission on December 10, 2015
Registration Statement No. 333-202773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OILFIELD SAFETY HOLDINGS INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	3533	47-2644668
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

OILFIELD SAFETY HOLDINGS INC.
1507 N. 1st Street
McAlester, Oklahoma 74501
Phone:  (918) 715-3358
shawn@kool-breez.com
 (Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

Paracorp Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Phone: (775) 883-0104
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Tran Law Group
Mina Tran, Esq.
12966 Euclid Street, Suite 310
Garden Grove, California 92840
800-997-7905
mina@tranlawgroup.us

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	8,000,000	$0.03	$240,000	$38.88

TOTAL	8,000,000	$0.03	$240,000	$38.88

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated ___________________

OILFIELD SAFETY HOLDINGS INC.

(Primary Offering) 8,000,000 SHARES OF COMMON STOCK AT $0.03 PER SHARE

Prior to this Registration, there has been no public trading market for the common stock of Oilfield Safety Holdings Inc. ("Oilfield", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering in the (Primary Offering) up to 8,000,000 shares of common stock for sale by us to the public.

Primary Offering

We are offering for sale in the (Primary Offering) a minimum of 2,000,000 and a maximum of 8,000,000 shares of common stock at a price of $0.03 per share (the "Offering"). The Primary Offering is being conducted on a direct, best effort basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 2,000,000 shares are sold. This Primary Offering will continue for the earlier of: (i) 180 days after this Registration Statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. Proceeds from the sale of the Primary Offering shares will be used to fund the initial stages of our business development. There have been no arrangements to place the Primary Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Primary Offering.

When at least 2,000,000 shares of the Primary Offering are sold and/or the Primary Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Primary Offering, the funds will be promptly returned to the investors (within three business days), without interest or deduction.  We are not establishing an escrow account for the funds.  We have only one officer who would control the standard, non-interest bearing bank account.  We have no creditors making claims against us at this time.  Subsequent claims may be filed during the Offering period which could cause you to lose all or part of your entire investment.  If potential claims were perfected the company may not be able to return your funds or move the proceeds of the primary Offering into its business account.  At this time no one is making any claims against the company.

There can be no assurance that all or any shares being offered in this Primary Offering are going to be sold and that we will be able to raise any funds from this Offering.

Primary Offering Shares Offered by Company	Price to Public	Proceeds to the Company
Per Share	$0.03	$0.03
Minimum (2,000,000 shares)	$60,000	$60,000
Maximum (8,000,000 shares)	$240,000	$240,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Primary Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Until EFFECTIVE DATE, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We intend to apply to have our common stock quoted on the OTC Markets ("OTCQB") OTC MARKETS ("OTCQB"). There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA") to facilitate such quotation, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the Selling Security Holder.

The President of the company, Shawn Smoot, is an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

We are an "emerging growth company" under the Jumpstart Our Business Startups Act ("JOBS Act") and are eligible for reduced public company reporting requirements.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management consisting of Shawn Smoot has never been previously involved in the management or ownership of a company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated significant revenues to date.

Oilfield Safety Holdings Inc. is a company and has a limited history of operations. We presently have a funding commitment to execute our business plan from our president and director, Shawn Smoot.  As of the date of this Prospectus, we have been primarily involved in organizing the company.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 9 for risks of an investment in the securities offered by this Prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  ___________________

This Prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this Prospectus. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover of this Prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
THE OFFERING	7
SUMMARY OF FINANCIAL INFORMATION	9
RISK FACTORS	10
(A) RISKS RELATED TO OUR BUSINESS	10
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIE	14
(C) RISKS RELATED TO THE INDUSTRY	17
USE OF PROCEEDS	18
DILUTION	19
DETERMINATION OF OFFERING PRICE	20
PLAN OF DISTRIBUTION	20
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	23
DESCRIPTION OF BUSINESS	31
LEGAL PROCEEDINGS	38
MANAGEMENT	39
REMUNERATION OF DIRECTORS AND OFFICER	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	42
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	43
DESCRIPTION OF SECURITIES	44
INTEREST OF NAMED EXPERTS AND COUNSEL	45
AVAILABLE INFORMATION	45
REPORTS TO SECURITY HOLDER	45
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "OILFIELD" "Company," "we," "us" and "our" refer to Oilfield Safety Holdings Inc.

OVERVIEW

We are  a for-profit company, and electing a fiscal year end of December 31.

We were incorporated in the State of Nevada on December 29, 2014, under the name of Oilfield Safety Holdings Inc.  Oilfield Safety Holdings Inc. is a  company with a limited history.  The company will sell one product:  a mobile evaporative cooling trailer called Kool-Breez (herein after Kool-Breez).

GENERAL INTRODUCTION

Oilfield Safety Holdings Inc. is an assembly company that intends to provide one (1) product to consumers: a mobile evaporative cooling trailer that is an 83" by 16' foot cooling trailer called Kool-Breez.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation").

Taking into account that our Company is a new startup and is without an established income stream and/or profit and loss statement and has  sold only nominal  Kool Breeze units , the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $85,000. This includes a three month burn, in cash; of $13,500 (at $4,500 per month) considering the company encounters a bad quarter during its first year in business. In addition to the $85,000 needed for the operating plan, the company will need approximately $10,000 for the costs of this offering and subsequent public company compliance. Mr. Smoot our president and major shareholder has agreed to fund the Company through a written agreement until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses. The agreement calls for Mr. Smoot to charge six (6) percent interest for the loaned funds.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period from December 29, 2014, (inception) to September 30, 2015, stating that our accumulated  loss of $29,970, lack of substantial revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this Prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Smoot, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

From Inception to date Oilfield Safety Holdings Inc has made 7 Kool Breez Trailers. The trailers were sold by  Mobile Safety Innovations LLC  for  $102,404 to unrelated third parties.  The cost to manufacture the trailers was $97,904 leaving a net gain of $4,500.
This amount was recorded by Oilfield Safety Holdings Inc. as additional paid in capital. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.

INITIAL SALES STRATEGY

We have established a two -prong sales approach; our approach utilizes direct sales to oil drilling companies through Shawn Smoot, and the company will use its website to sell to the general public. Our direct sales will be conducted by Shawn Smoot. He will market the product locally in Oklahoma and Northern Texas area to oil drilling companies. His current marketing strategy consists of various Point of Sale materials, including posters and flyers developed by Mr. Smoot over the last several years. The company will utilize the second prong of its sales approach through the internet when funds become available to complete the website.

We intend to derive income from these sales and our goal is to establish brand recognition.

Mr. Shawn Smoot is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the company has one employee; Shawn Smoot, however as it grows, it plans to employ additional employees as needed.

DESCRIPTION OF PROPERTY

Our corporate office is located at 1507 N. 1st Street, McAlester Oklahoma 74501. Oilfield Safety Holdings Inc. occupies office/warehouse space that is being provided to the Company on a sublease basis from Mobile Safety Innovations, for $14,400 over a 12 month period beginning January 1, 2015. The warehouse space consists of 2,500 square feet in two separate buildings at the location. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

PRINCIPAL OPERATIONS OF THE COMPANY

Oilfield Safety Holdings Inc. is an assembly company that intends to provide one (1) product to consumers:  a mobile evaporative cooling trailer that is a 83" by 16' foot cooling trailer called Kool-Breez.

We purchase several component pieces of machinery and assemble them into cooling trailer.  The cooling trailer is a self-contained, fully equipped cooling system that allows people to sit in and escape the outdoor heat by lowering temperatures as much as 30 degrees. The cooling trailers are designed to aid in the relief of heat stress in outdoor work sites.

The cooling trailer will have two 3,500 lb axles, brakes with a breakaway kit, 12,000 lb jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare. The system will use an evaporating cooling system and a 325 gallon water tank.

The cooling trailer will be sold to the customers at a price of approximately $9,500.  Since our inception on December 29, 2014 through September 30, 2015 we have incurred cumulative losses of $29,970.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Smoot is currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 9 of this Prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our company. All known materials risks are discussed in the Risk Factors section of this Prospectus. If any of the risks beginning on page 9 of this Prospectus entitled "Risk Factors" are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

Securities Being Offered for future sale. Primary Offering	A minimum of 2,000,000 and a maximum 8,000,000 of shares of common stock.

Offering price	$0.03

Offering period
This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Common stock outstanding before the offering	10,000,000 shares of common stock as of December 5, 2015.

Common stock outstanding after the offering (if all 8,000,000 shares are hold)	18,000,000 shares of common stock.

Terms of the Offering	Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $0.03 per share.

Termination of the Offering
This Primary Offering will continue for the earlier of : (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Use of proceeds, Net Proceeds from sale of up to 8,000,000 shares	The proceeds will be used for sales materials (flyers brochures), administration and General Expenses, Legal and Accounting and working capital. See USE of PROCEEDS for further information

Risk Factors

(1)	Based on 10,000,000 shares of common stock outstanding as of December 5, 2015.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from December 29, 2014, (Inception) through September 30, 30, 2015. The financial statement data as of the period ended September 30, 2015, has been derived from our audited or reviewed financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial statements and the related notes included in this Prospectus, and the statements and related notes included in this Prospectus.

OIL FIELD SAFETY HOLDINGS INC.

	3 Months	9 Months
	Ended	Ended
Statement of Operations Data:	September 30, 2015	September 30, 2015
	$	$

Operating Expenses	7,400	28,800
Net (Loss)	(7,855)	(29,255)

Per Share Data:
Net Loss	(7,855)	(29,255)
Number of Shares Outstanding	10,000,000	10,000,000
Basic and Diluted Loss Per Share	$(0.00)	$(0.00)
Weighted Average Shares Outstanding	10,000,000	10,000,000

Balance Sheet Data:	September 30, 2015	December 31, 2014
	$	$
Cash	748	3,800
Total Current Assets	748	5,000
Total Current Liabilities	16,070	715
Total Stockholder Equity (Deficit)	(15,322)	4,285

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until;

a. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c. The date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

d. The date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

* A requirement to have only two years of audited financial statements and only two years of related MD&A ;

* Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

* Reduced disclosure about the emerging growth company's executive compensation arrangements; and

* No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

The shares of our common stock being offered for resale in the Primary Offering and by the Selling Security Holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended September 30, 2015, that we have not commenced the planned operation, and incapable of generating sufficient cash flow which raises substantial doubt about our ability to continue as a going concern. As of September 30, 2015, we had accumulated losses of $29,970 and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At September 30, 2015, our cash on hand was $748 and our total assets are $748 consisting of only cash.   We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history of operations from December 29, 2014, inception to September 30, 2015 and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you may lose all or part of your entire investment.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

●	Our ability to attract customers who will buy our Kool Breez product.
•	Our ability to facilitate sales to new customers.
•	Attain customer loyalty in light of competition.
•	Maintain current strategic relationships and develop new strategic relationships.

•	Increase awareness of our brand name and develop an effective business plan.
•	Attract, retain and motivate qualified personnel who can successfully assist us in implementing our business plan.
•	Maintain current strategic relationships and develop new strategic relationships.
•	Our ability to reduce operating costs.
•	Our ability to build and to update our website.

Based upon current plans, we expect to incur operating losses in future periods until revenues are sufficient to fund operations. Failure to generate enough revenues for us to become profitable may cause us to suspend or cease activities.

WE HAVE A HISTORY OF LOSSES.  FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE.   IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to sell its one product, an evaporative cooling trailer that is 83" by 16' foot called Kool-Breez. The evaporative cooling trailer will be marketed to the oil drilling industry by Mr. Smoot and through online sales. If the company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently have nominal income. We do not have any arrangements for outside financing, other than with Mr. Smoot, and this offering. We may not be able to find such financing if required.
Mr. Smoot has agreed to fund the Company, through a written agreement, until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses. Mr. Smoot has agreed that he will charge six (6) percent interest for the loaned funds.
Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

WE HAVE NO OIL DRILLING COMPANY, INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE OUR ONE PRODUCT-- KOOL-BREEZ -- AT THIS TIME AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY. EVEN IF WE HAVE OIL DRILLING COMPANIES, INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE A KOOL BREEZ UNIT, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have no oil drilling companies , individuals or businesses offering to purchase our one product--Kool-Breez-- at this time. We have not identified any oil drilling companies, individuals or businesses offering to purchase a Kool-Breez unit and we cannot guarantee we ever will have any home owners, individuals or businesses. Even if we obtain oil drilling companies, individuals and or businesses offering to purchase a Kool-Breez unit, there is no guarantee that we will be able to generate enough sales to operate profitably. If we are not able to operate profitably we may have to suspend or cease operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

BECAUSE WE ARE A DEVELOPING COMPANY AND HAVE LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR PRODUCT TO POTENTIAL INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we must limit marketing of our one product. The sale of our product via direct marketing and our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our one product-- Kool-Breez--and to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We will need to obtain additional financing in order to complete our business plan because we currently have nominal income. We do not have any arrangements for financing other than Mr. Smoot and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

No assurance can be given that Oilfield will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of Oilfield to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions. If no proceeds are received  from the sale of the securities offered in this Registration Statement there will be no proceeds other than Mr. Smoot's agreement to  cover the expected operations of the company for the next twelve  (12) months which are $85,000 for the operating plan and $10,000 for registration expenses. As such, this offering might negatively affect Oilfield's ability to raise needed funds through a secondary offering of Oilfields' securities in the future.

The Company's financing requirements for the next 12 months are the following:

•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$13,000 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$12,500 for software and hardware to develop an internet site,
• •	$20,000 for small tools, wrenches, shop tables, small tools, air compressor $24,500 for program administration and working capital
•	In addition to the $85,000 needed for the operating plan, the Company will need approximately $10,000 for completing this registration.

Our future capital requirements depend on many factors, including the following:

•	the progress of our direct sales,
•	the progress of marketing to the end users,
•	The progress in getting our web site completed and operational.

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms.
The company also does not have any agreement in place with any investment bankers or potential investors to provide the company with any financing. Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our marketing program, or to scale back or eliminate our other operations.

In order to obtain working capital we will continue to seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING NEW CUSTOMERS, AND/OR BUSINESSES, AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time we have not commenced business operations and have generated no revenues. Our sole officer and director, Shawn Smoot, will only be devoting limited time to our operations. Mr. Smoot will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR  OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual  operating results to fluctuate significantly in the future. Because our  operating results will be volatile and difficult to predict, in some future quarter our  operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly. At this time we do not have a trading symbol and the shares of Oilfield Safety Holdings Inc. are not traded on any market.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; the amount and timing of  operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

OUR CURRENT BUSINESS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. SHAWN SMOOT.

We have been heavily dependent upon the expertise and management of Mr. Shawn Smoot, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of Mr. Smoot's services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stag operations. The company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our sole officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our sole officer management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE AFFECT ON OUR OPERATIONS AND WILL CAUSE US TO BE LESS EFFECTIVE IN THE INDUSTRY.

The Company has developed a two prong marketing plan, of which one prong depends on our website and the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will be less effective in selling our one product, Kool-Breez, and you could lose your investment.

IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN TECHNOLOGY, OUR PRODUCT, TECHNOLOGY AND MARKETING PLAN MAY BECOME OBSOLETE.

Due to the costs and management time required to introduce a new product and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new products using new technologies or the introduction of new industry standards and practices. Additionally, in the future evaporative cooling may be become obsolete as a cooling method. Evaporative cooling technology may not provide the level of service we expect or may not be able to properly have the Kool-Breez produced on commercially reasonable terms or at all.

NONE OF OILFIELD'S TECHNOLOGY OR BUSINESS MODEL PARTICULARS ARE PROPRIETARY.

The hurdles to enter the mobile evaporative cooling trailer sector are low. The technology required to commence operations for any potential competitor are available from third party providers and the costs for the products and marketing material to support a product are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the evaporative fans and mobile trailers and mid-level technology expertise.

OILFIELD WILL BE DEPENDENT ON ITS SUPPLIERS FOR ITS EVAPORATIVE FANS, WATER TANKS AND TRAILERS, FOR ITS ONE PRODUCT "KOOL-BREEZ".

Oilfield will purchase its evaporative fans, water tanks, trailers and all other parts from non-affiliated third parties.  Oilfield does not have a contract with these suppliers at this time.

From Inception to date Oilfield Safety Holdings Inc has made 7 Kool Breez Trailers. The trailers were sold by  Mobile Safety Innovations LLC  for  $102,404 to unrelated third parties.  The cost to manufacture the trailers was $97,904 leaving a net gain of $4,500. This amount was recorded by Oilfield Safety Holdings Inc. as additional paid in capital. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.

BECAUSE WE HAVE LITTLE CAPITAL, WE WILL NOT PURCHASE ANY COMPONET PARTS (EVAPORATIVE FANS, WATER TANKS AND TRALIERS) FROM OUR SUPPLIERS UNTIL THE END CUSTOMER HAS PAID FOR THE PRODUCT. ORDERS CAN BE PICKED UP 45 DAYS AFTER BEING ORDERED FROM OILFILED.  AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we do not have much capital, we will not purchase any component parts (evaporative fans, water tanks and trailers) from our suppliers until the end customer has paid for the product. The assembly of the "Kool-Breez" evaporative cooling trailers will be done in McAlester, Oklahoma, and picked up by the customer in McAlester, Oklahoma.   Orders can be picked up 45 days after being ordered by the end customer; as a result we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE.  WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. New customers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

WE ARE NOT ESTABLISHING AS ESCROW TO HOLD THE PROCEEDS OF THIS OFFERING.

Since the funds are not being placed in an escrow account, a third party creditor may obtain a judgment or lien against us and satisfy the judgment or lien by executing on the bank account where the offering funds are being held, resulting in a loss of any investment you make in our securities.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Shawn Smoot, our Chief Executive Officer and sole director, owns 100% of our capital stock with voting rights. Even if the entire offering is sold, Mr. Smoot will continue to control a large amount of the company because he will hold 56% of the company's issued and outstanding common stock. In this case, Mr. Smoot will be able to exercise his 56% control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

THE OFFERING PRICE OF THE (Primary Offering 8,000,000) COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The initial fixed offering price of $0.03 per share of common stock offered by us under to this Primary Offering Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 74,100,000 shares of capital stock consisting of 74,000,000 shares of common stock, par value $0.001 per share, and 100,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder's interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTC MARKETS ("OTCQB") upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTC Markets ("OTCQB") or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTC MARKETS ("OTCQB")  or if a viable public market for our common stock does not develop, investors may not be able to re-sell the shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTC MARKETS ("OTCQB") commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.

The Primary Offering of 8,000,000 common shares being registered in this Registration Statement may be sold at a fixed price of $0.03 per share.

Shares of our company stock may never become tradable on the OTC MARKETS ("OTCQB") or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

(C) RISKS RELATED TO THE INDUSTRY

THE ASSEMBLY OF EVAPORATIVE COOLING TRAILERS IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR ONE PRODUCT: THE KOOL-BREEZ.

The assembly of evaporative cooling trailers is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the cooling trailer industry. There are many marketing companies that sell cooling trailers that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING ANY NEW PRODUCT TO THE MARKET PLACE.

We will begin to market our one product in the Oklahoma, and Northern Texas areas and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

DUE TO MARKET COMPETITION WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand, Kool-Breez, will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The company had negative working capital of $15,322 and an accumulated deficit of $29,970 at September 30, 2015.

USE OF PROCEEDS

PRIMARY OFFERING

Assuming sale of all 8,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $240,000.  If only the minimum numbers of shares are sold 2,000,000, the net proceeds from the offering will be $60,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:
	100% maximum	70%	39.5% Minimum (1)
Total Proceeds to the Company	$240,000	$168,000	$95,000

Marketing materials which include filers, broachers, direct marketing and mailing costs.	$20,000	$20,000	$13,000
Software and hardware to develop an internet site,	$12,500	$12,500	$12,500
Expenses associated with newly applicable corporate governance requirements.	5,000	5,000	5,000
Administration and General Expense (towards costs associated with public company reporting requirements)	$20,000	$20,000	$10,000
Legal and Accounting, (towards costs associated with public company reporting requirements).	$10,000	$10,000	$10,000
Small tools, wrenches, shop tables, small tools, air compressor	20,000	20,000	20,000
Program administration and working capital	$52,500	$42,500	$24,500
Inventory of component parts	$100,000	38,000	$0

Total Use of Net Proceeds	$240,000	$168,000	$95,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 2,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction.

(1). Until the company receives proceeds from the offering, $85,000 of funds are necessary to implement our business plan (see Nature of Business, page 23) and $10,000 for public company compliance.  Mr. Smoot has agreed to fund these amounts until such time as the Company raises $85,000 for the business plan and $10,000 for public company compliance.   The company will repay Mr. Smoot the $95,000  of the advanced funds  from the Use of Proceeds when funds are available.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of  September 30, 2015, the net tangible book value of our shares was ($15,322) or approximately ($0.0015) per share, based upon 10,000,000 shares outstanding.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $240,000, the net tangible book value of the 18,000,000 shares to be outstanding will be $ 232,385, or approximately $0.023 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (10,000,000 shares) will be increased by $0.023 per share without any additional investment on his  part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.03 per Share to $0.023 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $0.023 per share, reflecting an immediate reduction of 23% in the $0.03 price per share they paid for their shares.

After 100% completion of the Offering, our sole officer and director, Shawn Smoot, will own 56% of the total number of share then outstanding, for which he made an initial contribution of $10,000.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to September 30, 2015:

Percentage of Primary Offering	40%	70%	100%

Proceeds to the Company	$60,000	$168,000	$240,000
Number of Shares	3,200,000	5,600,000	8,000,000

Price Paid by Founder	$0.001	$0.001	$0.001

Public Offering Price per Share	$0.03	$0.03	$0.03
Net Tangible Book Value Prior to this Offering	$0.0015	$0.0015	$0.0015
Increase in Net Tangible Book Value per share attributable to cash payments from purchasers of the shares offered	$0.006	$0.0168	$0.024
Value per share attributable to cash payments from purchasers of the shares offered	$0.005	$0.016	$0.023
Immediate Dilution per share to New Investors	$0.001	$0.0008	$0.001

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering if all 8,000,000 shares are sold:

	Total Price Per Share	Number of shares Held	Percent of Ownership	Consideration Paid
Founder	$0.001	10,000,000	55%	$10,000

Investors in this Offering	$0.03	8,000,000	45%	$240,000

DETERMINATION OF OFFERING PRICE

The price of the 8,000,000 common shares has been arbitrarily determined by our board of directors. We selected the $0.03 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the Prospectus may actually be sold will be $0.03 per share. There is no assurance that our shares may ever be traded on the OTC MARKETS ("OTCQB") or any other exchange.

In determining the initial public offering price of the shares we considered several factors including the following:
• our start up status;
• our new business structure and operations as well as lack of client base;
• prevailing market conditions, including the history and prospects for our industry;
• our future prospects and the experience of our management;
• our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Shawn Smoot, our officer. Mr. Smoot will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This Offering is a direct offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

When at least 2,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within three business days), without interest or deduction.

We may retain licensed broker/dealers to assist us in selling our shares, if we elect to do so, we will file a post-effective amendment to this Registration Statement to identify the broker/dealers.

In order to buy shares you must complete and execute the Subscription Agreement and return it to us at 1507 N. 1st Street, McAlester, Oklahoma 74501.  Payment of the purchase price must be made by check payable to the order of Oilfield Safety Holdings Inc.  The check is to be delivered directly to Oilfield Safety Holdings Inc. at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer and director are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our Registration Statement effective, do we intend to hold investment meetings with our friends and relatives in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the Prospectus to our family and friends at the meetings  who are interested in us as a possible investment in the offering.  We intend to sell our shares in the United States of America.

Mr. Smoot does not intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the Primary Offering. This Primary Offering will continue for the longer of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS OF PRIMARY OFFERING

We are offering for sale a minimum of 2,000,000 and a maximum of 8,000,000 shares of common stock at a price of $0.03 per share. When at least 2,000,000 shares of the Primary Offering are sold and/or the Primary Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Primary Offering, the funds will be promptly returned to the investors (within three business days), without interest or deduction.  We are not establishing an escrow account for the funds.  We have only one officer who would control the standard, non-interest bearing bank account.  We have no creditors making claims against us at this time.  Subsequent claims may be filed during the Offering period which could cause you to lose all or part of your entire investment.  If potential claims were perfected the company may not be able to return your funds or move the proceeds of the primary Offering into its business account.  At this time no one is making any claims against the company.

Please see the Risk Factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION OF PRIMARY OFFERING

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency's (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker/dealer reluctance to undertake the above-described regulatory burdens.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

As a Company we have not generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next twelve months. We have generated no revenues and have only begun to develop our business plan, website and sales literature.

GENERAL OVERVIEW

Nature of Business

Oilfield Safety Holdings Inc. also referred to as "Oilfield" and the "Company", was incorporated in the State of Nevada on December 29, 2014. Oilfield Safety Holdings Inc. is an assembly company that intends to provide one (1) product to consumers:  an evaporative cooling trailer that is 83" by 16' foot called Kool-Breez.

Oilfield is a company with a limited history of operations. We presently   have a funding commitment to execute our business plan.

In addition the Company has achieved no  revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation").

From Inception to date Oilfield Safety Holdings Inc has made seven (7) Kool Breez Trailers. The trailers were sold by  Mobile Safety Innovations LLC  for  $102,404 to unrelated third parties.  The cost to manufacture the trailers was $97,904 leaving a net gain of $4,500.  This amount was recorded by Oilfield Safety Holdings Inc. as additional paid in capital. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.

To commence active business operations, we will need to engage in a number of planning stage and preliminary activities. We will commence activities including developing the website for our one product, Kool-Breez, an evaporative cooling trailer; preparing marketing materials; and direct mail. We will undertake and work to finish these activities upon completion of this Registration Statement.

We have completed some of the activities, developed the marketing program and created the initial marketing material. The company will need to raise additional funds of $85,000 for the operating plan and $10,000 to complete the registration.  This will be done in the form of equity security sales, debt instruments and private financing, to complete the marketing program. From December 29, 2014, through the present we have spent a substantial amount of time in developing the marketing program, marketing material, strategic planning, budgeting, and preliminary work on the assembly shop.

We have determined what we believe the retail price of our one product, Kool-Breez, evaporative cooling trailer, along with the relative cost of our component parts to assemble the unit.  The estimated administrative expense to arrive at the selling price is approximately $9,500 for each unit.  If these projected prices are insufficient to cover our costs of goods sold, it could result in an operating loss for us.

While budgetary assembly cost, component parts and marketing costs have been established for our product, nominal orders have been placed for the company's one product; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Smoot. Furthermore, Oilfield has not yet sold, ordered or paid for any Kool Breez units.

Management feels the company's continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our 12 month operating plan is dependent on raising additional capital through equity security sales, debt instruments, and private financing in the amount of $85,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $85,000 are as follows:

(1)
We will first attempt to obtain a bank loan for the $85,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days. As of the date of filing we have not approached a bank at this time.

(2)
In the event we are not able to obtain a bank loan for $85,000 we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)
We will utilize a two prong approach using direct sales model conducted by Mr. Smoot. He will market the product locally in Oklahoma and Northern Texas areas to oil drilling companies. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Smoot in the past several months. We also intend to utilize the second prong of our marketing plan of offering our one product, Kool-Breez, an evaporative cooling trailer through our website: www.kool-breez.com which is currently under development/construction.

(4)
Our plan of operation is, once we raise the necessary $85,000, to: (1) complete the marketing material, and print folders, flyers and DVD's; (2) Begin marketing and selling the product in Oklahoma and Northern Texas to oil drilling companies; (3) Subsequently, once an order is placed and paid for the company will order the component parts from its local suppliers, located in Oklahoma.  It will take approximately 45 days to complete a Kool-Breez unit. The company will not order any component parts from its suppliers until the retail customer orders the product and pays for the product first.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next 12 months, and we will need to obtain additional financing to operate our business for the next twelve months. Our "burn rate" is approximately $4,500 per month. Most of our expenses are anticipated to be:

•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$13,000 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$12,500 for software and hardware to develop an internet site,
• •	$20,000 for small tools, wrenches, shop tables, small tools, air compressor $24,500 for program administration and working capital

In addition to the $85,000 needed for the operating plan the company will need approximately $10,000 for completing this Registration.

Results of Operations

December 29, 2014, (inception) to September 30, 2015

During the period we incorporated the company, hired an attorney, and an independent auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have also reserved the domain name www.kool-breez.com and begun the development of our website. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.

At inception, we sold 10,000,000 shares of common stock to our sole officer and director, Mr. Shawn Smoot, for $10,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The Offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.
	Three Months	Nine Months
	Ended	Ended
	September 30, 2015	September 30, 2015

Expenses:
General and Administrative	$7,400	$28,800
Total Expenses	7,400	28,800
Net Operating Loss	(7,400)	(28,800)
Interest Expense	455	455
NetLoss	$(7,855)	$(29,255)

Revenue

For the nine months ended September 30, 2015, we generated no revenues. The Company has just commenced operations.

Operating Expenses

Total operating expenses for the nine months ended September 30, 2015, were $28,800. The costs consisted of incorporation fees $715, legal fees in connection with the offering $12,710,  Nevada registered fees with Paracopr, $125, accounting fees with M& K CPAS of $12,500, and edgarizing documents $2,750.

Lack of Revenues

We have limited operational history. For the nine months ended September 30, 2015 we have generated no revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.
From Inception to date Oilfield Safety Holdings Inc has made seven (7) Kool Breez Trailers. The trailers were sold by  Mobile Safety Innovations LLC  for  $102,404 to unrelated third parties.  The cost to manufacture the trailers was $97,904 leaving a net gain of $4,500. This amount was recorded by Oilfield Safety Holdings Inc. as additional paid in capital. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.

Net Loss

For the nine months ended September 30, 2015, we incurred a net loss of $29,970.

Liquidity and Capital Resources

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next 12 months. In the event the company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer's compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however, at some time in the future, we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Market ("OTCQB"). We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Market ("OTCQB").

The following table summarizes total assets, accumulated (deficit), stockholder's equity (deficit) and working capital (deficit) at September 30, 2015:

September 30, 2015
Total Assets	$748

Accumulated (Deficit)	$(29,970)

Stockholder's Equity	$(15,322)

Working Capital	$(15,322)

As of the date of this Prospectus, we have generated no revenues from our business operations.

As of September 30, 2015, our total assets were cash of $748.    Our total liabilities were $16,070 consisting of organizational expense of  $715 and a loan from our controlling stockholder of $15,355.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenditures over the next 12 months (beginning January 1, 2015) will be approximately $85,000 for the operating plan and $10,000 to complete the registration.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings other than Mr. Smoot and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $85,000 for the operating plan or the $10,000 to complete the registrations as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

CRITICAL ACCOUNTING POLICIES

The Company has adopted a fiscal year-end of December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, accrued expenses and loans reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.
Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from December 29, 2014, (inception) to September 30, 2015.

Revenue Recognition
Once sales commence, revenue recognition will occur at the time of sale of merchandise to Oilfields' customers, in compliance with FASB ASC 605, "Revenue Recognition". Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts and the company's internet store, net of sales taxes collected and net of estimated customer returns. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company will allow customers to return merchandise under most circumstances. The reserve for returns will be included in accrued liabilities in the company's balance sheet. The reserve is estimated based on the company's historical experience of returns made by customers. The company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from December 29, 2014, (inception) to September 30, 2015.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, "Income Taxes" ("ASC 740"), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the company's income tax returns. These audits include questions regarding the company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The company has not yet undergone an examination by any taxing authorities.

The assessment of the company's tax position relies on the judgment of management to estimate the exposures associated with the company's various filing positions.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next 12 months.

Additional Disclosure of Outstanding Share Data

As of September 30, 2015, we had 10,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

Oilfield Safety Holdings Inc. also referred to as "Oilfield" and the "Company", was incorporated in the State of Nevada on December 29, 2014. Oilfield Safety Holdings Inc. is an assembly company that intends to provide one product to consumers:  an evaporative cooling trailer that is 83" by 16' foot called Kool-Breez.

Oilfield Safety Holdings Inc. leases 2,500 square feet of warehouse space at 1507 N. 1st. Street in McAlester, Oklahoma, to assemble its Kool-Breez product. It plans to purchase several component pieces of machinery and assemble them into cooling trailer.  The cooling trailer is self-contained, fully equipped cooling systems that allow people to sit in and escape the outdoor heat by lowering temperatures as much as 30 degrees. The evaporative cooling trailers are designed to aid in the relief of heat stress in outdoor work sites.

The Department of Labor Occupational Safety & Health Administration, OSHA Technical Manual Section  III Chapter 4  sets forth Guidelines for Operations  conducted outdoors in hot weather. Such as construction, refining, and fire control,  especially those that require workers to wear protective clothing. A Kool Breez trailer on the job site allows the workers to cool off  in compliance with the OSHA regulations.  It is likely that the OSHA requirements will increase in the future increasing the market for Kool Breez products.

The evaporative cooling trailer will have two 3,500 lb axles, brakes with a breakaway kit, 12,000lb jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare. We purchase the trailers from Diamond T Trailers which is located at HC 67, Rattan, Oklahoma 74562, www.diamondttrailer.com.  The system will use an evaporating cooling system which we purchase from cool-space, Inc. which is located at 315 N. Madison Street Fortville, Indiana, and a 325 gallon water tank which we purchase from Norwesco.

The evaporative cooling trailer will be sold to the customers, at a price of approximately $9,500.  From Inception to date Oilfield Safety Holdings Inc has made seven (7) Kool Breez Trailers. The trailers were sold by  Mobile Safety Innovations LLC  for  $102,404 to unrelated third parties.  The cost to manufacture the trailers was $97,904 leaving a net gain of $4,500.

This amount was recorded by Oilfield Safety Holdings Inc. as additional paid in capital. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.
From 2009 through 2011 Mr. Smoot and three other individuals owned and operated a company called Kool-Breez.  The company made several types of evaporative cooling products for the oilfield industry. The company was an Oklahoma General Partnership called Kool-Breez General partnership. The General Partnership was dissolved in 2011. Over the next year Mr. Smoot developed the concept of a mobile evaporative cooling trailer.  The trailer can be pulled behind any standard pickup truck.  The unit can be pulled to an oil drilling site where it can provide a cool rest area for workers. In December 2014 Mr. Smoot organized  Oilfield Safety Holdings Inc to build and market the trailer.

Oilfield technology is based on the principles of evaporative cooling which has been around for years.

As water is evaporated, energy is lost from the air, reducing the temperature. Two temperatures are important when dealing with evaporative cooling systems.
Dry Bulb Temperature
•	This is the temperature that we usually think of as air temperature, measured by a regular thermometer exposed to the air stream.
Wet Bulb Temperature
•	This is the lowest temperature that can be reached by the evaporation of water only.
When considering water evaporating into air, the wet-bulb temperature, as compared to the air's dry-bulb temperature is a measure of the potential for evaporative cooling. The dry and wet bulb temperature can be used to calculate the relative humidity.
Evaporation will take place when the humidity is below 100% and the air begins to absorb water. Any given volume of air can hold a certain amount of water vapor and the degree of absorption will depend on the amount it is already holding.
The term humidity describes how much water is already in the air; relative to the amount it is capable of holding. Air is saturated when it cannot hold any more water. Imagine it as a sponge: if the sponge held half as much water as it was capable of holding, it would be 50% saturated. In the case of air, we would describe the relative humidity as being 50%.
Energy is required to change water from liquid to vapor. This energy is obtained in an adiabatic process from the air itself. Air entering an evaporative air cooler gives up heat energy to evaporate water. During this process, the dry bulb temperature of the air passing through the cooler is lowered as much as 30 degrees.
The Company plans on selling the Kool-Breez to the customers, at a price of approximately $9,500.  From Inception to date Oilfield Safety Holdings Inc has made 7 Kool Breez Trailers. The trailers were sold by  Mobile Safety Innovations LLC  for  $102,404 to unrelated third parties.  The cost to manufacture the trailers was $97,904 leaving a net gain of $4,500. This amount was recorded by Oilfield Safety Holdings Inc. as additional paid in capital. Since our inception on December 29, 2014, through September 30, 2015, we have incurred cumulative losses of $29,970.

Oilfield has not commenced its major operations of selling and then assembling Kool-Breez units. The Company has distributed a nominal amount of units to date. The Company plans to start marketing Kool-Breez in the Oklahoma and Northern Texas areas. The Company will assemble a Kool-Breez unit when the Company has sold the product to an end user. Oilfield  has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup Company; that is, we have no operating history and nominal revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation")

Taking into account that our Company is a new startup and is without an established income stream and/or profit and loss statement and has not yet sold any product the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $85,000. This includes a three month burn, in cash; of $13,500 (at $4,500 per month) considering the company encounters a bad quarter during its first year in business. In addition to the $85,000 needed for the operating plan the company will need approximately $10,000 for completing this registration. Mr. Smoot has agreed to loan the Company funds through a written agreement until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses.     Mr. Smoot has agreed to charge six (6) percent interest for the loaned funds.

The Company's executive offices and warehouse is located at 1507 N. 1st Street, McAlester, Oklahoma. The Company's telephone number is: (918) 715-3358. The Company's web site is: www.kool-breez.com.

ORGANIZATION WITHIN LAST FIVE YEARS

Oilfield Safety Holdings Inc. also referred to as "Oilfield" and the "Company", was incorporated in the State of Nevada on December 29, 2014.  Oilfield Safety Holdings Inc. is an assembly company that intends to provide one product to consumers:  an evaporative cooling trailer that is 83" by 16' foot called Kool-Breez.

Oilfield has produced a prototype of the Kool-Breez to help in the marketing of the Kool-Breez unit.

From 2009 through 2011 Mr. Smoot was a partner in Oklahoma General Partnership with two other individuals. They sold evaporative cooling trailer similar to Kool-Breez.  The Company was dissolved in 2011.

In 2012  Mr. Smoot organized Mobile Safety Innovations LLC.  The Company produced mobile eye wash and safety showers for the oil drilling industry.  The safety shower and eye wash unit was designed to provide drilling workers with on-site 20 gallons per minute flushing to remove harmful materials.

In 2013  Mr. Smoot developed an evaporative cooling system mounted on a  trailer.    Mr. Smoot made an evaporative cooling trailer prototype.

In 2014   Mr. Smoot organized Oilfield Safety Holdings, Inc to manufacture and sell the Kool-Breez evaporative cooling trailers.   On January 1, 2015, Oilfield Safety Holdings Inc. entered into a formal lease agreement with Mobile Safety Innovations, LLC for 2,500 square foot of warehouse space.  The space will be used for office and assembly of the Kool-Breez unit.

Over the next 12 months, Oilfield plans to build out its reputation and network in the mobile evaporative cooling trailer industry; thereby, attracting new customers. Currently the Company has only one employee, however, as the Company grows, we plan to employ additional employees, as required.

BUSINESS FACILITIES

Oilfield Safety Holdings Inc. is located at 1507 N. 1st Street, McAlester, Oklahoma 74501. The Company's telephone number is:  (918) 715-3358.

SPECIAL FEATURES OF THE COMPANY

Oilfield will market one product, Kool-Breez, an evaporative cooling trailer that is 83" by 16' foot called Kool-Breez for the oil drilling industry in Oklahoma, and Northern Texas. Oilfield expects to generate its corporate revenue from the sale of Kool-Breez, a mobile evaporative cooling trailer. Oilfield believes that its Kool-Breez unit is an inexpensive and portable cool station that will provide a cool rest area at outdoor work sites. Accordingly, there is a need for a cool rest area at outdoor oil drilling sites.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation with the oil drilling industry, thereby attracting new clients and building out its network of operations. Initially, the company aims to form long term working relationships with a number of oil drilling companies in Oklahoma and Northern Texas.

DESCRIPTION OF PRODUCTS

Shawn Smoot, CEO and Director of Oilfield, developed an idea over the last several years of what he believes will be a useful mobile trailer containing an evaporative fan to provide a cool rest area at outdoor work sites.

Oilfield Safety Holdings Inc. is an assembly company. The company leases 2,500 square feet of warehouse space at 1507 N. 1st. Street in McAlester, Oklahoma, to assemble its Kool-Breez product. The company purchases several component pieces of machinery and assembles them into cooling trailer.  The cooling trailer is self-contained, fully equipped cooling system that allows people to sit in and escape the outdoor heat by lowering temperatures as much as 30 degrees. The cooling trailers are designed to aid in the relief of heat stress at outdoor work sites.

The Kool-Breez unit will be built on a standard 83" by 16' foot trailer.  The trailer will have two 3,500 lb axles, brakes with a breakaway kit, 12,000lb jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare.

The Company will then attach a steel frame to the trailer.  The frame will be 2" x 2"square tubing.  The frame will hold the evaporative fan, water tank, seats, top and sides.  The Company will then attach an evaporating cooling system and a 325 gallon water tank.  The Company will then attach bench seats top and back. To complete the unit, the Company will screw on the protective sides and top.

The cooling trailer will be sold to the customers at a price of approximately $9,500.  The customer will pick the Kool-Breez unit at the company's shop.

Manufacturing/ Assembly
Oilfield Safety Holdings Inc. will assemble the entire Kool-Breez unit at its shop in McAlester, Oklahoma. The Company will purchase standard component parts to complete the unit. Oilfield will purchase the following component parts in order to assemble the Kool-Breez unit.
The Kool-Breez unit will be built on a standard 83" by 16' foot trailer.  The trailer will have two 3,500 lb axles, brakes with a breakaway kit, 12,000lb jack, two 5/16 adjustable cast coupler, 3 x 2 Angle cross members, 5" Channel frame and tongue, 5" Boxed flush floor, all lights sealed rubber mounted in frame and 225/75/15 8 ply tires with spare.

The Company will then attach a steel frame to the trailer.  The frame will be 2" x 2"square tubing.  The frame will hold the evaporative fan, water tank, seats, top and sides.  The Company will then attach an evaporating cooling system and a 325 gallon water tank.  The company will then attach the bench seats top and back. To complete the unit the Company will screw on the protective sides and top.

Packaging:
Once an order is placed, it takes Oilfield Safety Holdings Inc. approximately 45 days to have the unit ready for pick up.  Oilfield Safety Holdings Inc. will complete assembly at its shop in McAlester, Oklahoma.  Once a unit is paid for, a customer can pick up the mobile unit from the company at 1507 N. 1st Street, McAlester, Oklahoma 74501.

Initial Sales Strategy:
We have established a two-prong sales approach; our first prong utilizes direct sales through Shawn Smoot. Our direct sales are being conducted by Shawn Smoot.  He is currently attempting to market the product locally in the Oklahoma and Northern Texas areas to the oil drilling industry. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Shawn Smoot in the past several months. The second prong of our sales approach will be through the internet when funds become available to complete our website. We intend to derive income from these sales and our goal is to establish brand recognition.

Subsequent Sales Strategy
Oilfield Safety Holdings Inc. will commence marketing of its one product: "Kool-Breez", an evaporative cooling trailer that is 83" by 16' foot for sale to the general public.

The Company is presently developing its marketing program to sell its one product, "Kool-Breez", a mobile evaporative cooling trailer that is 83" by 16' foot to the general public through our direct sales program, and through our website: www.kool-breez.com which is currently under development/construction. Oilfield Safety Holdings Inc. has not commenced its major operations. The Company has achieved no revenues in connection with its business to date. As a result we are a startup company, that is, we have no operating history and are at a competitive disadvantage.

In order to bring the Company's product to market, the company will need to seek additional capital of approximately $85,000 for the operating plan and $10,000 to complete this registration. Of the entire $85,000 of additional capital we will seek, only $13,000 initially will be used by the company for marketing materials. If the company is unable to obtain additional financing at reasonable cost, it would be unable to have its product assembled and ready for pick up to the end user.  As of June 30, 2015, the Company's working capital consists of $3,100 which is not sufficient to fund the sale of its one product, "Kool-Breez", an evaporative cooling trailer.

FEATURES OF THE PRODUCT

The Company believes that there is a need for cooling trailers at affordable prices in the market place.

Our form of product may involve assisting an oil drilling company in the following:
•
The oil industry can use the Kool-Breez unit at several locations since it is mobile.  The industry will no longer have to build standalone shaded areas and them tear them down once drilling is completed;

•	The ability of the company to provide a mobile unit that cools the rest area by 30 degrees.

The Company does not intend to market any other products.

WORK/REST/HIGH TEMPATURE REGULATIONS AT JOB SITES

Kool-Breez trailers assist in meeting the requirements for outdoor workers.  The Occupational Safety and Health Administration sets forth requirements for work/rest schedules for workers doing outdoor work.  Setting appropriate work rest schedules is critical for protecting workers during outdoor work. Often it requires the assistance of a trained safety and health professional. In addition to the methods provided as examples below, OSHA provides free and confidential advice to service small and medium-sized businesses in all states across the country. Contact OSHA's On-site Consultation Program for assistance in developing your heat-related illness preventions plan and work/rest schedules that are appropriate for your worksite. For more information or for additional compliance assistance contact OSHA at 1-800-321-OSHA (6742).  About Work/Rest Schedules  or their web site:  (https://www.osha.gov/SLTC/heatillness/heat_index/work_rest_schedules.html

COMPETITION
There are numerous companies and individuals who are engaged in the mobile evaporative cooling trailer business, and such business is competitive. We believe the highly specialized nature of our corporate focus and mobile units enables us to be a better long-term partner for our clients (oil drilling companies) than if we were organized as a traditional cool zone building.

The Company believes that by offering a quality product through Oilfield Safety Holdings Inc. it will bring customers to us. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are, therefore in certain respects, in a better position than we are to provide cooling systems. We believe our ability to compete will depend upon many factors both within and outside our control including, but not limited to, pricing as well as the timing and market acceptance of our mobile unit (Kool-Breez). We will face direct competition from several privately-held companies, both online and direct marketing companies.

Many of our existing and potential competitors, which will include online evaporative cooling businesses, are focusing more closely on internet based sales.  These companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will have. Furthermore, there is the risk that larger financial companies which offer internet sales may decide to use extremely low pricing rates in the tag and cover market to acquire and accumulate customer accounts. We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than we will.

There can be no assurance that our potential competitors will not develop products comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these evaporative cooling buildings/zones such as the following:

Advantage Farm and Ranch
Advantage Farm and Ranch is headquartered in Decatur, Texas (1817 N. Hwy 287.  "Trailers are our business!  You'll find quality trailers by manufacturers including Sundowner, Haulmark, Texas Bragg and Neckover.  Our large selection covers a range of trailers from horse, oilfield, auto and everything in between."    Their web site is:   http://www.agvantagefarmandranch.com

Advantage provides numerous types of trailers and oil field trailers such as their standard trailer. Additional standards include:

Oilfield Cooling Trailer by Texas Bragg Equipped with:   48" Porta Cool Fan,  325 Gallon water tank, Hand rail, Step, and12' bench seats.  The approximate price is  $7,850.

Texas Bragg Trailers
Texas Bragg Trailers, Inc., founded in 1977, based in the heart of Northeast Texas and corporately headquartered in Mount Pleasant, Texas, was the first to establish high quality standards all others are measured for in the manufacturing of utility trailers. Texas Bragg builds every trailer with the emphasis on quality and design details to specifications.   Their web site is:  http://www.texasbraggtrailers.com/trailers/custom-trailers/index.htm

CURRENT BUSINESS FOCUS

The Company's business focus is to provide a mobile evaporative cooling trailer.  The trailer is 83" by 16' foot and provides a cool rest area at outdoor work sites in Oklahoma and Northern Texas to oil drilling companies.  The Company is marketing its trailer at a reasonable price to the largest percentage of the target market.  The Company believes that the ability to deliver a consistent product is the main factor in fostering a repeat customer base and developing an excellent reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are some of the advantages of competitors over us: (i) presently the company does not have an established regular customer base and (ii) many of its competitors (Advantage Farm and Ranch and Texas Bragg Trailers ) have at this time significantly greater financial and other resources than we do.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are: (i) it has experienced management. Our sole director and executive officer, Mr. Smoot, has over 19 years of experience in the marketing, sales and business operations. The company believes that the knowledge, relationships, reputation of Mr. Smoot's management will help it to build and maintain its client base and (ii) through performance, the company hopes to develop a repeat customer base, and a greater advisory network and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Shawn Smoot is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of OILFIELD SAFETY HOLDINGS INC. The Company plans to employ individuals on an as needed basis. The company anticipates that it will need to hire additional employees as the business grows. In addition, the company may expand the size of our Board of Directors in the future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company's Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director, Shawn Smoot, is the "Promoter" within the meaning of Rule 405 of Regulation C. The following table sets forth the name and age of our officer and director as of June 30, 2015

Executive Officer and Director

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Shawn Smoot	42	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	December 29, 2014

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Executive Officers.  Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

Set forth below is a description of the recent employment and business experience of our sole Director and Executive Officer:

Shawn Smoot, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Shawn Smoot, aged 42, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. He was appointed on December 29, 2014, and is responsible for overseeing all aspects of the Company.
2014 to present	Organized OilField Safety Holdings, Inc to manufacture and sell evaporative cooling trailers to the oil field industry.

2012 to present	President of Mobile Safety Innovations, LLC. The Company produces mobile eye wash and showers to the oil drilling industry. The safety shower and eyewash unit is designed to provide oil drilling workers with onsite 20 gallons per minute flushing to remove harmful chemicals. Mr. Smoot also developed an evaporative cooling system mounted on a trailer.

2009 -2011	Kool-Breez a general partnership with two other individuals. The Company produced several types of evaporating cooling trailers. The Company was dissolved in 2011.

2000 to 2009	President of Automated Financial Associates, Inc. an Oklahoma company that conducts and prepares market and feasibility studies for companies.

1996 to 2000	Director of Operations for Maddico, Inc. an Oklahoma company, through its subsidiaries provided construction services and through its Alta Mere division sold and distributed a line of automobile up-grades and accessories.

Education

1998	Oklahoma State University School of drafting and design. CAD (Computer Aided Drafting) systems management and construction site management

1995	Eastern Oklahoma State College

1991	McAlester High School

AUDIT COMMITTEE
The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Shawn Smoot. We are not a "listed company" under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

REMUNERATION OF DIRECTORS AND OFFICERS

Oilfield Safety Holdings Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the company is able to raise $85,000 for the operating plan and $10,000 to complete this registration statement.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on December 29, 2014, through the period ending September 30, 2015.

Summary compensation table:

Name And Principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Shawn Smoot, CEO	2014 (1)	$0	$0	$0	$0	$0	$0	$0	$0

(1) For the period December 29, 2014, (inception) to September 30, 2015.

On December 29, 2014, the company issued 10,000,000 founder's shares to Shawn Smoot at the par value of $0.001 in exchange for proceeds of $10,000.

Mr. Smoot has not received directly or indirectly anything else of value from the company (including money, property, contracts, options or rights of any kind.)

Employment Agreement

To date, Oilfield Safety Holdings Inc. has no written employment agreement in effect, with its Executive Officer and does not intend to enter into an employment agreement with Mr. Smoot.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's Compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of September 30, 2015 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:
As of the date of the prospectus 10,000,000 shares of common stock were issued and outstanding.

	Number of Shares	Percentage of Outstanding Shares
Name and Address (1)	Beneficially Owned	Prior to Offering	After Offering
			Max 8,000,000	Min 2,000,000
Shawn Smoot	10,000,000	100%	55.5%	83%

Officers and Directors as a group (1 person)	10,000,000	100%	55.5%	83%

(1)	The address of the sole officer and sole director is 1507 N. 1st Street, McAlester, Oklahoma 74501

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this Prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following: except as stated below in items.

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the "Security Ownership of Certain Beneficial Owners and Management" section above; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

1.  Oilfield Safety Holdings Inc. has a one year lease agreement for office space with Mobile Safety Innovations. The sole officer and director of Mobile Safety Innovations is Shawn Smoot.

TRANSFER AGENT AND REGISTRAR

The company has arranged for : ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S, St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile (727) 290-3961 to act as transfer agent as soon as the S-1/A registration statement is effective.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our bylaws that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our Bylaws and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 74,100,000 shares of capital stock, of which 74,000,000 shares are common stock, $0.001 par value per share, and 100,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder ten million (10,000,000) shares of common stock for $10,000. As of December 5, 2015, there are ten million (10,000,000) shares issued and outstanding at a value of $0.001 per share.

Common Stock

We are authorized to issue 74,000,000 shares of common stock, $0.001 par value per share. Currently we have 10,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements included in this prospectus and the Registration Statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the Registration Statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

FINANCIAL INFORMATION

OILFIELD SAFETY HOLDINGS INC.
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Oilfield Safety Holdings Inc.

We have audited the accompanying balance sheet of Oilfield Safety Holdings Inc.   as of December 31, 2014, and the related statements of operations, stockholder's equity and cash flows for the period from inception on December 29, 2014, through  December 31, 2014. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assura````nce about whether the financial statements are free of material misstatement. The company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oilfield Safety Holdings Inc.  as of  December 31, 2014, and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to of the financial statements, the company has no ongoing source of revenue and an accumulated deficit of $715, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.`

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
March 16,  2015

OILFIELD SAFETY HOLDINGS INC.
BALANCE SHEET
December 31, 2014

ASSETS
Current assets:
Cash	$3,800
Prepaid Rent Expense	1,200
Total current assets	5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$715

Total liabilities	715

Stockholders' equity:
Preferred stock, $0.001 par value; 100,000 shares authorized, 0 shares issued	-
Common stock, $0.001 par value; 74,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Subscription receivable	(5,000)
Accumulated deficit	(715)
Total stockholder's equity	4,285

Total liabilities and stockholder's equity	$(5,000)

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.
STATEMENT OF OPERATIONS
For the Period from December 29, 2014 (date of inception) through December 31, 2014

OPERATING EXPENSES:
Selling, general and administrative expenses	$715
Total operating expenses	715

Loss from operations	(715)

Net loss before provision of income tax	(715)
Income taxes	-

Net loss	$(715)

Net income (loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	10,000,000

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.
STATEMENT OF STOCKHOLDER'S EQUITY
For the Period from December 29, 2014 (date of inception) through December 31, 2014

			ADDITIONAL			TOTAL
			PAID-IN	SUBCRIPTION	ACCUMULATED	STOCKHOLDER
	COMMON STOCK		CAPITAL	RECEIVABLE	DEFICIT	EQUITY
	SHARES	AMOUNT
December 29, 2014 (inception)	-	$-	$-	$-	$-	$-
Founder shares for cash	10,000,000	10,000	-	-	-	10,000
Subscription receivable	-	-	-	(5,000)	-	(5,000)
Net Loss	-	-	-	-	(715)	(715)
Balance December 31, 2014	10,000,000	$10,000	$-	$(5,000)	$(715)	$4,285

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.
STATEMENT OF CASH FLOWS
For the Period from December 29, 2014 (date of inception) through December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(715)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(1,200)
Accounts payable and accrued expenses	715
Net cash used in operating activities	(1,200)

CASH FLOWS FROM INVESTING ACTIVITIES:

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	5,000
Net cash provided by financing activities	5,000

Net increase in cash	3,800
Cash, beginning of period	-

Cash, end of period	$3,800

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$-
Income taxes paid	$-

Non cash investing and financing activities:
Common Stock subscription receivable	$5,000

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Oilfield Safety Holdings Inc. also referred to as "Oilfield" and the "Company", was incorporated in the State of Nevada on December 29, 2014. Oilfield Safety Holdings Inc. is an assembly company that intends to provide one product to consumers:  a mobile evaporative cooling trailer that is 83" by 16' foot called Kool-Breez.

These statements reflect all adjustments, consisting of normal recurring adjustments which in the opinion of management are necessary for fair presentation of the information contained therein.

The company has adopted a fiscal year-end of December 31.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the company's financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The company adopted FASB guidance on stock based compensation upon inception at December 29, 2014, Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The company has not had any stock and stock options issued for services and compensation for the period from December 29, 2014 (inception) to December 31, 2014.

Revenue Recognition
Once sales commence, revenue recognition will occur at the time of delivery of merchandise to Oilfields' customers, in compliance with FASB ASC 605, "Revenue Recognition". Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts net of sales taxes collected.    No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from December 29, 2014, (inception) to December 31, 2014.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, "Income Taxes" ("ASC 740"), the company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the company's income tax returns. These audits include questions regarding the company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the company's tax position relies on the judgment of management to estimate the exposures associated with the company's various filing positions.

Recently Issued Accounting Pronouncements
In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

The Company has implemented all new accounting pronouncements that might have a material impact on its financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $715 as of December 31, 2014. These factors raise substantial doubt about the company's ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize revenues. In addition, the company is currently seeking additional sources of capital to fund short term operations. The company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the company will be successful, therefore, without sufficient financing it would be unlikely for the company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company requires $95,000 of additional funds to implement its business plan and to remain a going concern for at least 12 months starting on December 15, 2014.  Mr. Smoot has agreed to fund these amounts until such time as the Company raises $85,000 for the operating plan and $10,000 for registration expenses. The company has executed a loan commitment and promissory note with Mr. Smoot which is filed as an exhibit to this filing.

Note 3 – Related Party

On December 29, 2014, the company sold 10,000,000 founder's shares at the par value of $0.001 in exchange for proceeds of $10,000 from the Company's founder and CEO.  Five thousand dollars ($5,000) was received on December 29, 2014, and five thousand dollars ($5,000) was received on February 24, 2015.

Oilfield Safety Holdings Inc. has a one year lease agreement commencing January 1, 2015 for warehouse/office space with Mobile Safety Innovations, LLC.  The space consists of 2,000 square feet for $1,200 a month.  The sole officer and director of Mobile Safety Innovations, LLC is Shawn Smoot.

Note 4 – Fair Value of Financial Instruments

The company adopted FASB ASC 820-10 upon inception at December 29, 2014. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The company doesn't have any financial instruments that must be measured under the new fair value standard. The company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the company's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The Company's financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.
The following table presents assets that were measured and recognized at fair value as of December 31, 2014.

				Total
				Realized
Description	Level 1	Level 2	Level 3	Loss
	$0	$0	$0	$0
Totals	$0	$0	$0	$0

Note 5 – Stockholder's Equity

On December 29, 2014, the founder of the company established 74,000,000 authorized shares of $0.001 par value common stock. Additionally, the company's founder established 100,000 authorized shares of $0.001 par value preferred stock.

Common Stock
On December 29, 2014, the company sold 10,000,000 founder's shares at the par value of $0.001 in exchange for proceeds of $10,000 from the company's founder and CEO.  Five thousand dollars ($5,000) was received on December 29, 2014, and five thousand dollars ($5,000) was received on February 24, 2015.

Note 6 – Income Taxes

The company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the fiscal year ended December 31, 2014, the company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2014, the company had approximately $715 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

The components of the company's deferred tax asset are as follows:

December 31,
2014
Deferred tax assets:
Net operating loss carry forwards	$715

Net deferred tax assets before valuation allowance	$250
Less: Valuation allowance	(250)
Net deferred tax assets	$-

Based on the available objective evidence, including the company's history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the company provided for a full valuation allowance against its net deferred tax assets at December 31, 2014.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31,
2014

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

In accordance with FASB ASC 740, the company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 7 – Subsequent Events

On December 29, 2014, the company sold 10,000,000 founder's shares at the par value of $0.001 in exchange for proceeds of $10,000 from the company's founder and CEO.  Five thousand dollars ($5,000) was received on December 29, 2014, and five thousand dollars ($5,000) was received on February 24, 2015.

OILFIELD SAFETY HOLDINGS INC.
BALANCE SHEETS
AS OF SEPTEMBER 30, 2015 (UNAUDITED) AND DECEMBER 31, 2014

	9/30/15	12/31/14
ASSETS
Cash	$748	$3,800
Prepaid expenses	-	1,200
Total current assets	748	5,000
TOTAL ASSETS	$748	$5,000

LIABILITIES & SHAREHOLDERS' (DEFICIT)
Accounts payable	$715	$715
Note Payable – related party	15,355	-
TOTAL LIABILITIES	16,070	715

Common stock, $0.001 par value, 74,000,000 authorized, and 10,000,000 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.	10,000	10,000
Preferred stock – $0.001 par value, 100,000 authorized and 0 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.	-	-
Additional Paid In Capital	4,648	-
Subscription Receivable	-	(5,000)
Accumulated deficit	(29,970)	(715)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(15,322)	4,285
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$748	$5,000

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTH PERIODS ENDING SEPTEMBER 30, 2015 (UNAUDITED)

	3 Months Ended 9/30/15	9 Months Ended 9/30/15
OPERATING EXPENSES
General & administrative expenses	$7,400	$28,800
Total Operating Expenses	7,400	28,800

INCOME (LOSS) FROM OPERATIONS	(7,400)	(28,800)

INTEREST EXPENSE	455	455

NET INCOME (LOSS)	$(7,855)	$(29,255)

Weighted average number of common shares outstanding - basic and fully diluted	10,000,000	10,000,000

Net income (loss) per share - basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements

 STATEMENT OF SHAREHOLDERS DEFICIT
 FOR THE PERIOD DECEMBER 29, 2014 (INCEPTION)
THROUGH SEPTEMBER 30, 2015  (UNAUDITED)

			ADDITIONAL			TOTAL
			PAID-IN	SUBCRIPTION	ACCUMULATED	STOCKHOLDER
	COMMON STOCK		CAPITAL	RECEIVABLE	DEFICIT	EQUITY (DEFICIT)
	SHARES	AMOUNT
December 29, 2014 (inception)	-	$-	$-	$-	$-	$-
Founder shares for cash	10,000,000	10,000	-	-	-	10,000
Subscription receivable	-	-	-	(5,000)	-	(5,000)
Net Loss	-	-	-	-	(715)	(715)
Balance December 31, 2014	10,000,000	$10,000	$-	$(5,000)	$(715)	$4,285
Cash Received for Subscription Receivable	-	-	-	5,000	-	5,000
Contributed Capital - Related Party	-	-	4,648	-	-	4,648
Net Loss	-	-	-	-	(29,255)	(29,255)
Balance September 30, 2015	10,000,000	$10,000	$4,648	$-	$(29,970)	$(15,322)

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.
 STATEMENTS OF CASH FLOW
FOR THE NINE MONTH PERIOD ENDING SEPTEMBER 30, 2015
 (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES	9/30/2015
Net Loss	$(29,255)
Changes in operating assets and liabilities:
Prepaid expenses	1,200
Accrued Interest	455
NET CASH USED BY OPERATING ACTIVIES	(27,600)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	5,000
Borrowings on debt -RP	23,200
Repayment to debt- RP	(8,300)
Shareholder Capital Contribution	4,648

NET CASH PROVIDED BY FINANCING ACTIVITIES	24,548
NET DECREASE IN CASH	(3,052)
CASH AT BEGINNING OF YEAR	3,800
CASH AT YEAR END	$748

The accompanying notes are an integral part of these financial statements

OILFIELD SAFETY HOLDINGS INC.

NOTES TO THE FINANCIAL STATEMENTS
 SEPTEMBER 30, 2015
(UNAUDITED)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
OILFIELD SAFETY HOLDINGS INC. ("the Company", "Oilfield") was incorporated in the state of Nevada on December 29, 2014 ("Inception"). The Company is an assembly company that intends to provide one product to consumers:  a mobile evaporative cooling trailer that is 83 inches by 16 feet called "Kool Breez."

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Company has adopted a fiscal year-end of December 31.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at December 29, 2014. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock or stock options issued for services.

Revenue Recognition
Revenue recognition will occur at the time of sale of merchandise to Oilfield's customers, in compliance with FASB ASC 605, "Revenue Recognition."  Sales are recorded at the time the trailer is delivered to the customer.  A sales invoice is prepared at the time of delivery and entered into the books and records of the Company as a sale.  Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts.  Sales are recorded net of sales taxes collected.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from December 29, 2014 (inception) to September 30, 2015.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, "Income Taxes" ("ASC 740"), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company's income tax returns. These audits include questions regarding the Company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $29,970 as of September 30, 2015. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On December 30, 2014, the Company sold 10,000,000 founder's shares at the par value of $0.001 in exchange for proceeds of $5,000 in cash and a Subscription Receivable of $5,000 from the Company's founder and CEO. The balance of $5,000 was paid to the Company on February 24, 2015.

Oilfield Safety Holdings, Inc. has a one year lease agreement commencing January 1, 2015, for warehouse/office space with Mobile Safety Innovations, LLC.  The space consists of 2,000 square feet for $1,200 a month.   The sole officer and director of Mobile Safety Innovations, LLC is Shawn Smoot.

During the nine months ended September 30, 2015, Shawn Smoot loaned the Company $23,200. The Company repaid Mr. Smoot $8,300 during the nine months ended September 30, 2015.  The Note calls for interest at the rate of 6% per annum. As of September 30, 2015, Company accrued $455 interest expense.

In April 2015, Mobile Safety Innovations, LLC  performed work for  the Company the services less the costs resulted in a contribution in paid in capital to  $4,648.  Mobile Safety Innovations, LLC is owned by Shawn Smoot, President and Sole Shareholder of Oilfield Safety Holdings, Inc.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at December 29, 2014.   Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company doesn't have any financial instruments that must be measured under the new fair value standard. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2015 and December 31, 2014.

Total
Realized
Description	Level 1	Level 2	Level 3	Loss
	$-	$-	$-	$-
Balance at December 31, 2014	$-	$-	$-	$-

Description
	$-	$-	$-	$-
Balance at September 30, 2015	$-	$-	$-	$-

 Note 5 – Stockholder's Equity

On December 29, 2014, the founder of the Company established 74,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company's founder established 100,000 authorized shares of $0.001 par value preferred stock.

Common Stock
On December 29, 2014, the Company sold 10,000,000 founder's shares at the par value of $0.001 in exchange for proceeds of $5,000 in cash and a Subscription Receivable for $5,000 from the Company's founder and CEO.  The balance of $5,000 was paid to the company on February 24, 2015.

As end of September 30, 2015, Mobile Safety Innovations, LLC gave the Company additional paid capital totaling $4,648.  Mobile Safety Innovations, LLC is owned by Shawn Smoot, President and Sole Shareholder of Oilfield Safety Holdings, Inc.

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the period from December 29, 2014 (Inception) to September 30, 2015  the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. On September 30, 2015, the Company had accumulated losses of 29,970.   The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

The components of the Company's deferred tax asset are as follows:

Deferred Tax Assets	12/31/2014	9/30/2015
Net Operating Loss Carry Forwards	$-	$715
CY Net Operating Loss	715	29,255
Net Deferred Tax Assets Before Valuation Allowance	250	10,490
Less : Valuation Allowance	(250)	(10,490)
Net Deferred Tax Assets	$-	$-

Based on the available objective evidence, including the Company's history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2015, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

September 30,
2015

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 7 – Subsequent Events

There were no subsequent events through the date that the financial statements were issued.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

1.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Audit and Accounting Fees and Expenses*	$6,300
Legal Fees and Expenses*	2,500
Transfer Agent Expenses*	1,200
Total	$10,000
* Estimated amount

2.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

3.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On December 29, 2014, the company issued 10,000,000 founder's shares at the par value of $0.001 in exchange for proceeds of $10,000.  Five thousand dollars ($5,000) was received on December 29, 2014, and five thousand dollars ($5,000) was received on February 24, 2015.

These shares were issued pursuant to Section 4(2) of the Securities Act. The ten million (10,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Shawn Smoot, the founder of the company, who is a sophisticated individual. Since our inception, the founder is in a position of access to relevant and material information regarding our operations.

4.  EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Form of Stock Certificate (to be filed by amendment)
5.1	Legal Opinion of Dennis Brovarone, Attorney at Law: legality of the shares being registered *
10.1	Lease agreement with Mobile Safety Innovations, llc dated January 1, 2015. *
10.2	Founder share agreement dated December 29, 2014 *
10.3	Form subscription agreement *
10.4	Loan Commitment and Promissory Note *
23.1	Consent of M&K CPAS, PLLC,
23.2	Consent of Dennis Brovarone, Attorney at Law (included in Exhibit 5.1) *
* Previously filed

5.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary Prospectus or Prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing Prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

 (iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn Smoot	President, Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2015
Chief Financial Officer (Principal Financial and Accounting Officer)